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                                                                    Exhibit 99.1


   TECUMSEH PRODUCTS COMPANY ANNOUNCES RECEIPT OF NASDAQ STAFF DETERMINATION LETTER, APPROVAL OF AMENDED DOMESTIC CREDIT AGREEMENTS FROM PARTICIPATING BANKS

TECUMSEH, Mich., April 9, 2007--Tecumseh Products Company (Nasdaq: TECUA, TECUB) ("Tecumseh" or the "Company") announced today that on April 3, 2007, it received a Nasdaq staff determination letter indicating that it had failed to comply with the filing requirements for continued listing set forth in Nasdaq's Marketplace Rule 4310(c)(14) and that its shares are therefore subject to delisting from The Nasdaq Stock Market. Nasdaq issued the letter because the Company delayed filing its 2006 Annual Report on Form 10-K, as previously announced, pending the negotiation of amendments to its domestic credit agreements and reflecting its intention to include information regarding those amendments in its Form 10-K.

The Company also announced today that it has reached agreement with its lenders on the terms of its amended domestic credit agreements. The amendments have been presented to its lending syndicate, and signing of the amendments is expected before the end of the day. Once that process is completed, the Company expects to file its 2006 Annual Report on Form 10-K within a day thereafter.

The Company intends to appeal the Nasdaq staff determination. During the appeal process, which it expects will take four to six weeks, its shares will continue to be listed on Nasdaq.

As noted above, the Company expects to file its Form 10-K before the appeal process is completed, which it expects will resolve the matter and permit its shares to continue to be listed on Nasdaq.


CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provision created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology. Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to i) changes in business conditions and the economy in general in both foreign and domestic markets; ii) the effect of terrorist activity and armed conflict; iii) weather conditions affecting demand for air conditioners, lawn and garden products, portable power generators and snow throwers; iv) the success of our ongoing effort to bring costs in line with projected production levels and product mix; v) financial market changes, including fluctuations in interest rates and foreign currency exchange rates;
vi) economic trend factors such as housing starts; vii) emerging governmental regulations; viii) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; ix) actions of competitors; x) the ultimate cost of resolving environmental and legal matters; xi) our ability to profitably develop, manufacture and sell both new and existing products; xii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiii) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xiv) the ability


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of the Company to maintain adequate liquidity in total and within each foreign operation; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic factors that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) our ability to reduce a substantial amount of costs in the Engine & Power Train group associated with excess capacity; and xviii) the ongoing financial health of major customers. The forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:  Teresa Hess
           Director, Investor Relations
           Tecumseh Products Company
           517-423-8455
           teresa.hess@tecumseh.com

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.